Exhibit 99.2

Filed by Liberty Media Corporation Pursuant to Rule 425

Under the Securities Act of 1933 and deemed filed pursuant to

Rule 14a-12 of the Securities Exchange Act of 1934.

Subject Company: Liberty Media Corporation

Commission File No.: 001-33982

Subject Company: Liberty Entertainment, Inc.

Commission File No.: 333-158795

1. Excerpts from Earnings Release

Highlights include:

•                  Announced agreement to combine Liberty Entertainment Inc. with DIRECTV after the quarter’s end

* * *

“After the quarter ended we were pleased to reach an agreement to combine Liberty Entertainment with DIRECTV simplifying the ownership structure and eliminating the discount in the stock’s trading price to its underlying value.”

2. Excerpts from Earnings Release and Slide Show

Additional Information

Nothing in this presentation shall constitute a solicitation to buy or an offer to sell shares of Liberty Entertainment, Inc. (LEI), the new DIRECTV, any of the Liberty Media tracking stocks or shares of the new company to be issued pursuant to the merger agreement with DIRECTV.  The offer and sale of shares in the proposed split-off and the related business combination with DIRECTV will only be made pursuant to one or more effective registration statements. Liberty stockholders and other investors are urged to read the registration statements to be filed with the SEC, including the proxy statement/prospectuses to be contained therein, because they will contain important information about these transactions.  A copy of the registration statements and the proxy statement/prospectuses, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transactions. Information regarding the directors and executive officers of each of Liberty, LEI and the new DIRECTV and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

3. Excerpts from Slide Show

First Quarter Highlights

•                  Liberty Entertainment

•                  Announced agreement to combine Liberty Entertainment Inc. with DIRECTV

* * *

Major Priorities

•                  Liberty Entertainment

•                  Complete LEI split-off and merger with DIRECTV

•                  Reclassify new tracker- Liberty Starz

3. Excerpts from Transcript

Company Representative:

Big news I suspect you all heard earlier this week, we reached agreement with DIRECTV to merge LEI, the majority of our Liberty Entertainment tracking stock into DIRECTV.

The deal highlights including eliminate the trading discount in our tracking stock, allowing Liberty shareholders to become direct holders of DIRECTV and continue to participate in its strong operating results.

The new structure will allow increased strategic and other flexibility for DIRECTV in which we hope to participate.

And the DIRECTV shares held by Liberty will be receiving a premium.

I would like to point out one thing that I mentioned on the Monday call about the deal, is that we’re going to be left with a new tracker, Liberty Starz which I think will be a interesting new operating business.

[Illegible] OIBDA, you’ll hear some of those results for Q1 from Bill.

Plus, over $650 million of cash.

Profits around the deal, we have an intention to have a simultaneous split and merge of LEI into DIRECTV and we’ll need to file new documents or amended documents with the SEC, FCC, and IRS.

Our hope is to have a shareholder vote in the third quarter and simultaneously DIRECTV’s process to get their shareholder approval for the merger and have all final approvals and complete the split and merge before the end of the calendar year.

* * *

Company Representative:

Our major priorities are as follows.

At Liberty Entertainment — subsequent merger into DIRECTV.

We also plan obviously to reclassify the new tracker, Liberty Starz.

 * * *

Caller:

Had a few on the new Liberty Starz trading stock.

First housekeeping item, I think in the discussion of the, of the LEI spin-off and DTV combination, you guys talked about there being $650 million of cash left at Liberty Starz and 30 million with DTV.

But there’s a little bit more than that on the balance sheet as of today and should be generating free cash flow over the year.

So just curious what the delta is there.

And then more on the operating side, you guys have posted some pretty strong sub growth, and we’ve been hearing from the distributors that there seems to be the beginnings of some spin down in premium content.

Just curious how much of that sub growth is coming from subscribers on fixed rate agreements and what the mix is looking like there.

Company Representative:

Well, on the first point, I think there are a couple of things here.

One is mostly what we’ve been talking about these 30 and 650, those are both what we’ll call hold [indiscernible] cash numbers.

The 30 is the hold [indiscernible] cash number that is going, or remaining behind and going — effectively going into DIRECTV.

There is also what I’ll call [indiscernible] company cash, operating company cash at GSN, the 65% owned company or investment or business.

And at the — 100% on businesses.

Depending on when you take your time, and DIRECTV will talk about this, you’re going to see somewhere between 50 and 100 — depending on when the DIRECTV-LEI merger closes.

* * *

Caller:

Then I just want to clarify a point you made in the beginning when you said that the split merger will be simultaneous.

Now that the split will not happen, just question on the timing.

Company Representative:

Well, I — we would like to keep those as close together as possible to some degree determined by regulatory issues.

We will probably not be able to complete the split-off until there is an effective registration statement at DIRECTV.

We might get lucky and be able to do it earlier, but that is likely what our council will require and what the FCC will require.

So there could be a gap where our proxy is done, their registration is done, our vote is taken, the split is completed, but we have not yet received some regulatory approval to complete merger.

So there could be a gap between the completion of the split and the merger.

Our hope would be that that gap is as tight as possible because we have received all approvals as early as possible.

Caller:

Can you confirm that the $2 billion collar loan has a change in control provision so that it would either have to be refinanced or taken out by DIRECTV upon the merger?

Company Representative:

I think that the collar is something we’re discussing with that financial institution.

I think there’s a very good chance that collar will remain in place, but is somewhat dependent on market conditions at the time, any costs to the collar obviously is relatively attractive, or less attractive at various stock prices for DIRECTV and relatively attractive, or less attractive when tied to the financing, which is somewhat dependent on what’s going on the alternative financing environment for DIRECTV.

So I believe that it is likely that collar will remain in place post the merger, but I think it will be mostly market dependent.

* * *

Caller:

But as I sort of look at the transaction you’ve announced with DIRECTV, at some simple level it becomes unobvious why there’s a Starz tracker at all.

In other words, you know, from a strategic standpoint, RSNs can fit in with the transaction, but why not Starz, too?

In other words, why not go through all of these sort of back flips to keep a Starz tracker out there?

Company Representative:

Jason, on the first point, I think, you know, when we previously announced the amendment to our planned split off, one of the things we were interested in was what the support for all of the debt at our other trackers and the fairness to our other trackers of supporting that debt.

So that totally led us to amend our planned split-off and I think those conditions remain.

In addition, I would say we probably — I don’t think I’m giving the store away to say, look, we like the asset — bottom of about 175 to, if you do the math on 300 for 302 last year, going up 15 to 20% to 350 plus this year, it’s at good growth.

I’m not sure we would have been paid enough for that growth by DIRECTV.

And so how it stands in the Liberty family is a tracker, as a separate company, whatever, I think that’s less relevant than we like the asset, we like its cash flow growth.

I think it has good growth prospects for, as I said for the rest of ‘09 and I’ll say for ‘10 and beyond.

We like the asset and I don’t think we would have been paid what we thought full value for the asset was by DIRECTV.

And it also, as I mentioned, fit into our larger plans about liquidity and fairness to our other trackers.

* * *